Exhibit 99

November 10, 2004

HELMERICH & PAYNE, INC. ANNOUNCES EARNINGS FOR FISCAL YEAR 2004

     Tulsa, OK — Helmerich & Payne, Inc. announced net income of $4,359,000 ($0.09 per diluted share) from revenues of $620,928,000 for its fiscal year ended September 30, 2004, compared with net income of $17,873,000 ($0.35 per diluted share) from revenues of $515,284,000 for the previous fiscal year. Net income includes gains from the sale of portfolio securities of $0.31 per share for 2004, and $0.07 per share for 2003. As previously announced on October 19, 2004, net income for fiscal 2004 includes a non-cash charge of $51,516,000 ($0.63 per diluted share) for impairment of a portion of the Company’s Gulf of Mexico offshore platform rigs.

     Due to the impairment charge, the Company recorded a loss for its fourth fiscal quarter 2004 of $12,624,000 ($0.25 per diluted share) from revenues of $181,410,000, compared with net income of $6,530,000 ($0.13 per diluted share) from revenues of $138,626,000 for last year’s fourth quarter. Included in fourth quarter results were gains from the sale of portfolio securities of $0.16 per share for 2004, and $0.06 per share in 2003.

     Operating profit in the Company’s U.S. land rig operations increased to $14,439,000 for the fourth quarter of fiscal 2004, from $6,361,000 for the same period last year, and from $9,579,000 for this year’s third quarter. Average fourth quarter revenue per rig day rose to $12,517 and cash margins per rig day to $4,303, compared with $11,550 revenue per rig day and $3,657 cash margins per rig day for the previous quarter. Average U.S. land rig utilization during the fourth quarter of 2004 was 92%, compared with 83% during last year’s fourth quarter, and 89% during this year’s third quarter.

     The Company’s offshore platform rig business reported an operating loss of $47,180,000 for the fourth quarter 2004, compared with an operating profit of $8,860,000 for the fourth quarter of fiscal 2003, and operating profit of $3,826,000 for this year’s third quarter. For quarterly comparisons, the offshore operations would have reported an operating profit of $4,336,000 for the fourth quarter of 2004 without the $51,516,000 impairment charge. Rig utilization was 54% during the quarter, compared with 48% during last year’s fourth quarter, and 52% during this year’s third quarter. As previously announced, the Company retired Rig 108 and currently has five active offshore platform rigs out of its eleven available offshore platform rigs in the Gulf of Mexico.

     International operating profit improved significantly during the fourth quarter of 2004 to $6,936,000, from $609,000 for last year’s fourth quarter, and $1,756,000 for this year’s third quarter. In addition to improved operating profit in Venezuela, Ecuador, Argentina and Equatorial Guinea, this quarter’s operating profit included a pre-tax gain of

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November 10, 2004
News Release

$1,682,000 from an insurance settlement resulting from rig damage sustained earlier in the year. Fourth quarter cash margins per rig day were $6,048 (excluding effects of the previously mentioned insurance gain), down slightly from $6,103 per rig day during last year’s fourth quarter, but up from the $4,257 per day recorded during this year’s third quarter. Additionally, rig utilization for international operations rose to 57% for the quarter, up from 38% during last year’s fourth quarter, and 53% during this year’s third quarter. The Company has recently shipped five rigs from international locations to the U.S. with four now in transit and one being mobilized for work in Florida. Of the 27 rigs now in international locations, 24 are currently working or committed for work.

     Company President and C.E.O., Hans Helmerich commented: “The long-awaited tightening in the U.S. land rig market resulted in significant improvement of land rig revenue and margins per day. While the offshore platform rig business continues to underperform from year ago levels, operating profit (excluding the impairment charge) has been relatively flat for the past four quarters. We are encouraged by the improved operating profit and increased rig activity in both our U.S. and international land rig segments, and believe customer interest and market conditions bode well for 2005 and beyond.”

     Separately, the Company reported that during the year-end financial statement closing process, it identified an after-tax gain of $959,000 that related to a non-monetary exchange of an investment security and that should have been recorded in the first quarter of 2004. First quarter net income, earlier reported as $5,629,000 ($0.11 per diluted share), will be reported as $6,588,000 ($0.13 per diluted share) in all future public filings.

     Helmerich & Payne, Inc. (HP/NYSE) is a contract drilling company that owns 90 U.S. land rigs, 11 U.S. offshore platform rigs located in the Gulf of Mexico, 26 rigs located in South America, one rig in Hungary and 2 rigs in transit to the U.S. from international operations, for a total of 130 rigs. Included in the total fleet of 130 rigs are 50 H&P-designed and operated FlexRigs.

     Helmerich & Payne, Inc.’s conference call/webcast is scheduled for this morning and can be accessed at http:www.hpinc.com under Investor Relations and will begin at 11:00a.m. ET (10:00a.m. CT). If you are unable to participate during the live webcast, the call will be archived for a year on H&P’s website indicated above.

     The information to be disclosed in the conference call and webcast shall include forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks and uncertainties, as disclosed by H&P from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, H&P’s actual results may differ materially from those indicated or implied by such forward-looking statements.

Contact: Doug Fears
(918) 588-5208

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News Release
November 10, 2004

HELMERICH & PAYNE, INC.
Unaudited
(in thousands, except per share data)

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
CONSOLIDATED STATEMENTS OF OPERATIONS	2004	2004	2003	2004	2003
REVENUES
Operating revenues	$147,498	$167,495	$132,815	$593,326	$507,331
Income from investments	376	13,915	5,811	27,602	7,953

	147,874	181,410	138,626	620,928	515,284

COSTS AND EXPENSES
Direct operating costs	105,302	113,142	88,408	416,631	345,537
Depreciation	23,934	24,821	22,817	94,425	82,513
Asset impairment	—	51,516	—	51,516	—
General and administrative	9,516	9,254	9,119	37,661	41,003
Interest	3,114	3,247	3,240	12,695	12,289

	141,866	201,980	123,584	612,928	481,342

Income (loss) before income taxes and equity in income (loss) of affiliates	6,008	(20,570)	15,042	8,000	33,942
Income tax provision (benefit)	2,522	(7,772)	6,473	4,365	14,649
Equity in income (loss) of affiliates net of income taxes	861	174	(2,039)	724	(1,420)

NET INCOME (LOSS)	$4,347	$(12,624)	$6,530	$4,359	$17,873

Earnings (loss) per common share:
Basic	$0.09	$(0.25)	$0.13	$0.09	$0.36
Diluted	$0.09	$(0.25)	$0.13	$0.09	$0.35
Average common shares outstanding:
Basic	50,404	50,426	50,108	50,312	50,039
Diluted	50,880	50,426	50,695	50,833	50,596

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News Release
November 10, 2004

HELMERICH & PAYNE, INC.
Unaudited
(in thousands)

CONSOLIDATED CONDENSED BALANCE SHEETS	9/30/04	9/30/03
ASSETS
Cash and cash equivalents	$65,296	$38,189
Other current assets	175,327	159,342

Total current assets	240,623	197,531

Investments	161,532	158,770
Net property, plant, and equipment	998,674	1,058,205
Other assets	16,159	1,329

TOTAL ASSETS	$1,416,988	$1,415,835

LIABILITIES AND SHAREHOLDERS’ EQUITY
Total current liabilities	$59,903	$88,618
Total noncurrent liabilities	242,975	209,966
Long-term notes payable	200,000	200,000
Total shareholders’ equity	914,110	917,251

TOTAL LIABILITIES AND SHAREHOLDERS’EQUITY	$1,416,988	$1,415,835

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News Release
November 10, 2004

HELMERICH & PAYNE, INC.
Unaudited
(in thousands)

	Years Ended
	September 30
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS	2004	2003
OPERATING ACTIVITIES:
Net Income	$4,359	$17,873
Depreciation	94,425	82,513
Asset impairment	51,516	—
Changes in assets and liabilities	289	2,530
Gain on sale of assets	(28,274)	(9,218)
Non-monetary investment gain	(2,521)	—
Other	(1,257)	2,806

Net cash provided by operating activities	118,537	96,504

INVESTING ACTIVITIES:
Capital expenditures	(88,972)	(246,301)
Proceeds from sale of assets	38,944	24,935

Net cash used in investing activities	(50,028)	(221,366)

FINANCING ACTIVITIES:
Net proceeds (payments) from notes payable	(30,000)	130,000
Dividends paid	(16,372)	(16,026)
Proceeds from exercise of stock options	4,970	2,194

Net cash (used in) provided by financing activities	(41,402)	116,168

Net increase (decrease) in cash and cash equivalents	27,107	(8,694)
Cash and cash equivalents, beginning of period	38,189	46,883

Cash and cash equivalents, end of period	$65,296	$38,189

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News Release
November 10, 2004

SEGMENT REPORTING	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
	2004	2004	2003	2004	2003
		(Amounts in thousands, except operating statistics)
US LAND OPERATIONS
Revenues	$88,642	$100,638	$75,507	$347,793	$273,993
Direct operating expenses	62,784	68,960	54,079	246,177	201,398
General and administrative expense	1,831	2,142	1,711	7,765	9,304
Depreciation	14,448	15,097	13,356	56,528	44,726
Operating profit	$9,579	$14,439	$6,361	$37,323	$18,565

Activity days	7,071	7,363	6,304	27,472	22,588
Average rig revenue per day	$11,550	$12,517	$11,236	$11,700	$11,436
Average rig expense per day	$7,893	$8,214	$7,837	$7,978	$8,221
Average rig margin per day	$3,657	$4,303	$3,399	$3,722	$3,215
Rig utilization	89%	92%	83%	87%	81%

US OFFSHORE OPERATIONS
Revenues	$21,266	$23,961	$26,247	$84,993	$112,633
Direct operating expenses	13,615	15,653	13,449	52,987	60,589
General and administrative expense	792	968	626	3,256	2,939
Depreciation	3,033	3,004	3,312	12,107	12,799
Asset impairment	—	51,516	—	51,516	—
Operating profit (loss)	$3,826	$(47,180)	$8,860	$(34,873)	$36,306

Activity days	572	601	529	2,088	2,233
Average rig revenue per day	$27,963	$28,380	$37,514	$29,432	$38,239
Average rig expense per day	$16,347	$17,377	$17,067	$16,509	$17,822
Average rig margin per day	$11,616	$11,003	$20,447	$12,923	$20,417
Rig utilization	52%	54%	48%	48%	51%

*NOTE:	The following is a reconciliation of operating profit (loss) for the offshore platform segment for the fourth quarter of 2004, which is provided to assist with quarterly comparisons.

Operating loss	$(47,180)
Impairment charge	51,516

Operating profit as adjusted	$4,336

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News Release
November 10, 2004

SEGMENT REPORTING	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
	2004	2004	2003	2004	2003
		(Amounts in thousands)
INTERNATIONAL OPERATIONS
Revenues	$35,497	$39,780	$26,856	$150,698	$109,812
Direct operating expenses	28,210	27,050	20,429	113,988	81,461
General and administrative expense	428	527	723	2,144	3,110
Depreciation	5,103	5,267	5,095	20,530	20,092

Operating profit	$1,756	$6,936	$609	$14,036	$5,149
Activity days	1,567	1,692	1,108	6,266	4,515
Average rig revenue per day	$18,833	$19,781	$19,820	$19,884	$19,603
Average rig expense per day	$14,576	$12,739	$13,717	$14,278	$14,140
Average rig margin per day	$4,257	$7,042	$6,103	$5,606	$5,463
Rig utilization	53%	57%	38%	54%	39%

Per day calculations for international operations exclude gains and losses from translation of foreign currency transactions.

Included in international operations revenue and margin per day calculation for the fourth quarter and fiscal 2004 is an insurance gain of $1.68 million. Without the insurance gain, the revenue per day and margin per day would have been $18,787 and $6,048, respectively, in the fourth quarter of 2004. For the fiscal year, the revenue and margin would have been $19,616 and $5,338, respectively.

Operating statistics exclude the effects of offshore platform and international management contracts, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:
US Land Operations	$6,971	$8,478	$4,676	$26,367	$15,686
US Offshore Operations	$1,180	$1,680	$1,537	$6,012	$7,304
International Operations	$2,479	$2,481	$1,537	$11,731	$7,996
REAL ESTATE
Revenues	$2,093	$3,116	$4,205	$9,842	$10,893
Direct operating expenses	652	$1,450	429	$3,347	1,789
Depreciation	579	$589	544	$2,253	2,535

Operating profit	$862	$1,077	$3,232	$4,242	$6,569

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News Release
November 10, 2004

     The following table reconciles segment operating profit (loss) per the information above to income (loss) before income taxes and equity in income (loss) of affiliates as reported on the Consolidated Condensed Statements of Operations (in thousands).

SEGMENT REPORTING	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
	2004	2004	2003	2004	2003
Operating Profit (Loss)
US Land	$9,579	$14,439	$6,361	$37,323	$18,565
US Offshore	3,826	(47,180)	8,860	(34,873)	36,306
International	1,756	6,936	609	14,036	5,149
Real Estate	862	1,077	3,232	4,242	6,569

Segment operating profit (loss)	$16,023	$(24,728)	$19,062	$20,728	$66,589
Unallocated amounts:
Income from investments	376	13,915	5,811	27,602	7,953
Corporate general & administrative	(6,465)	(5,617)	(6,059)	(24,496)	(25,650)
Interest expense	(3,114)	(3,247)	(3,240)	(12,695)	(12,289)
Other depreciation	(771)	(864)	(510)	(3,007)	(2,361)
Other expense	(41)	(29)	(22)	(132)	(300)

Total unallocated amounts	(10,015)	4,158	(4,020)	(12,728)	(32,647)

Income (loss) before income taxes and equity in income (loss) of affiliates	$6,008	$(20,570)	$15,042	$8,000	$33,942

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